Exhibit 99.1

DERMTECH APPOINTS BRET CHRISTENSEN AS NEW PRESIDENT AND CEO

SAN DIEGO – May 9, 2023 – DermTech, Inc. (NASDAQ: DMTK) (“DermTech” or the “Company”), a leader in precision dermatology enabled by a non-invasive skin genomics platform, today announced the appointment of Bret Christensen, previously chief commercial officer of Insulet, as president, chief executive officer and a member of the board of directors (the board). Mr. Christensen succeeds Dr. John Dobak, who stepped down as president, chief executive officer and a director of the board.

Mr. Christensen said, “I am excited to be leading the DermTech team. DermTech has an opportunity to transform dermatology with its revolutionary technology, strong demand and building momentum with commercial payers. Importantly, I am confident that we can improve lives and integrate our test into the melanoma care pathway. I look forward to working closely with the board and the DermTech team to drive our average selling price, grow revenue and scale our business.”

Commenting on Mr. Christensen’s appointment, Matt Posard, DermTech’s chairman said, “I’d like to welcome Bret to the team. Bret is well positioned to lead our growing company given his significant commercial, operations and market access experience. We are confident that Bret’s demonstrated success and expertise in the diagnostics industry align with DermTech’s strategy to fully capitalize on commercializing its genomic products and executing against its many growth opportunities. The board looks forward to working with Bret and the management team to create meaningful value for stockholders.”

“On behalf of the board, I want to thank John for his valuable contributions to DermTech,” said Mr. Posard. “John had the vision to see the life changing potential of the genomic revolution in dermatologic care and has brought us to this important inflection point for the Company. We are grateful for John’s service over the past decade.”

Dr. Dobak said, “I am grateful for the dedication and perseverance of our physician advocates, patients, stockholders and my colleagues. I have been privileged to lead a great team and am thankful for your support. I am excited for Bret to carry our vision forward. DermTech has a bright future.”

Prior to joining the Company, Mr. Christensen served as chief commercial officer of Insulet from May 2017 to May 2023 where he oversaw sales growth from approximately $367 million to $1.1 billion. Mr. Christensen has extensive experience in successfully scaling novel diagnostic companies and securing reimbursement with various types of payers. From August 2013 to May 2017, Mr. Christensen served as general manager of Preventive Care at Myriad Genetics, Inc. Prior to Myriad

Genetics, Mr. Christensen held several executive positions at Hologic, Inc., including vice president of sales and marketing of its Gynecologic Surgical Products division. Prior to Hologic, Mr. Christensen led key market development and sales teams at Cytyc Corporation. Mr. Christensen earned a B.S. in business management from Utah Valley University and an MBA from the University of Utah.
About DermTech

DermTech is a leading genomics company in dermatology and is creating a new category of medicine, precision dermatology, enabled by its non-invasive skin genomics platform. DermTech’s mission is to improve the lives of millions by providing non-invasive precision dermatology solutions that enable individualized care. DermTech provides genomic analysis of skin samples collected non-invasively using our Smart StickersTM. DermTech markets and develops products that facilitate the early detection of skin cancers and is developing products that assess inflammatory diseases and customize drug treatments. For additional information, please visit www.dermtech.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of DermTech may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “positioned,” “budget,” “forecast,” “opportunity,” "outlook," “anticipate,” “future,” “intend,” “plan,” “may,” “will,” “could,” “vision,” “should,” “believe,” “predict,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations and evaluations with respect to: the performance, patient benefits, cost- effectiveness, commercialization and adoption of DermTech’s products and the market opportunity for these products, DermTech’s positioning and potential growth, financial outlook and future financial performance, DermTech’s ability to scale and continue to drive commercialization, future growth, evaluations and judgements of expertise and alignment of qualifications and potential stockholder value . These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of DermTech and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against DermTech; (2) DermTech’s ability to obtain additional funding to develop and market its products; (3) the existence of favorable or unfavorable clinical guidelines for DermTech’s tests; (4) the reimbursement of DermTech’s tests by Medicare, government payers and commercial payers; (5) the ability of patients or healthcare providers to obtain coverage of or sufficient reimbursement for DermTech’s products; (6) DermTech’s ability to grow, manage growth and retain its key employees and maintain or improve its operating efficiency and reduce operating expenses; (7) changes in applicable laws or regulations; (8) the market adoption and demand for DermTech’s products and services together with the possibility that DermTech may be adversely affected by other economic, business, and/or competitive factors; and (9) other risks and uncertainties included in the “Risk Factors” section of the most recent Annual Report on Form 10-K filed by DermTech with the Securities and Exchange Commission (the “SEC”), and other documents filed or to be filed by DermTech with the SEC, including subsequently filed reports. DermTech cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward- looking statements, which speak only as of the date made. DermTech does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact
Steve Kunszabo
DermTech
(858) 291-1647
steve.kunszabo@dermtech.com